RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT
                            OF THE BOARD OF DIRECTORS
                                       OF
                           F2 BROADCAST NETWORK, INC.
                              A Nevada Corporation


      The undersigned Director, being sole Director ("Director") of F2 Broadcast Network, Inc., a Nevada corporation ("Corporation"), acting pursuant to NRS
78.315 of the Nevada Business Corporation Act, hereby consents to, and adopts, the following actions and adopts the following resolutions effective as of June 8, 2004:

                              COMMON STOCK REVERSE

      WHEREAS, the Director deems it to be in the best interests of the Corporation to effect a reverse stock split of its common stock, one (1) new common share of stock for each twenty-five (25) old common shares of stock.

      NOW, THEREFORE, BE IT RESOLVED, that a reverse stock split of the Corporation's common stock, one (1) new common share of stock for each twenty-five (25) old common shares of its common stock is hereby authorized. There shall be no fractional shares and the Transfer Agent shall be instructed Kit average up.

                               GENERAL RESOLUTION

      RESOLVED FURTHER, that the officers) and director(s) of the Corporation is hereby authorized, empowered and directed to execute and deliver such documents, agreements, stock certificates, or instruments, in the form required by the By-Laws and applicable law (collectively, the "Documents"), and to take all steps and perform all such acts and things as may appear in such officer's discretion to be necessary or advisable in order to fully carry out the intent and effectuate the purpose of the foregoing resolution.

      RESOLVED FURTHER, that the Corporation hereby approves in all respects the Corporation's performances of each of its obligations under each of the Documents. DIRECTOR

      IN WITNESS WHEREOF, the undersigned, being the sole Director of the Corporation, hereby executes this Unanimous Written Consent as of this 8lh day of June, 2004.


                                                        DIRECTOR


                                                        /s/ Jennifer Merhib
                                                        -------------------
                                                        Jennifer Merhib